Exhibit 1
BRADY CORPORATION
4,000,000 Shares of Class A Nonvoting Common Stock1
UNDERWRITING AGREEMENT
June 22, 2006
ROBERT W. BAIRD & CO. INCORPORATED
CREDIT SUISSE SECURITIES (USA) LLC
WACHOVIA CAPITAL MARKETS, LLC
BMO CAPITAL MARKETS CORP.
As Representatives of the Several Underwriters
Identified in Schedule I Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Ladies and Gentlemen:
Brady Corporation, a Wisconsin corporation (the “Company”), proposes to sell 4,000,000 shares (the “Firm Shares”) of its Class A Nonvoting Common Stock, $0.01 par value per share (the “Class A Common Stock”), to the several underwriters identified in Schedule I annexed hereto (the “Underwriters”), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 600,000 additional shares of Class A Common Stock (the “Optional Shares”). The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the “Shares.”
You, as representatives of the Underwriters (the “Representatives”), have advised the Company that the Underwriters propose to make a public offering of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares initially will be $36.00 per share.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-128023), which registration statement, as amended, was declared effective by the Commission on November 10, 2005, and true and complete copies of which have heretofore have been delivered to you. Such registration statement, in the form in which it was declared effective, as amended through the Applicable Time (as hereinafter defined), including all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 of the Act through the Applicable Time, is hereinafter referred to as the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.
The Company has prepared and filed with the Commission a preliminary prospectus supplement, dated June 5, 2006, relating to the Shares. Such preliminary prospectus supplement, together with the

[1]	Plus an option to purchase up to 600,000 additional shares of Class A Nonvoting Common Stock.

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prospectus included in the Registration Statement at the time it was declared effective and all documents incorporated or deemed incorporated therein by reference, is herein called the “Preliminary Prospectus.” For purposes of the definition of “Preliminary Prospectus,” information contained in the form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Preliminary Prospectus as of the actual date that form of prospectus filed pursuant to Rule 424(b) is first used after the Effective Date of the Registration Statement. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares and the offering thereof in accordance with the provisions of Rule 424(b) under the Act in the form first furnished to the Underwriters to confirm sales of the Shares. Such final prospectus supplement, together with the prospectus included in the Registration Statement at the time it was declared effective and all documents incorporated therein by reference, is herein called the “Prospectus.” “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act. “Effective Date” means each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective. “Applicable Time” means 7:00 a.m., Milwaukee, Wisconsin time, on June 22, 2006. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to reference the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
The Company hereby confirms its agreements with the Underwriters as follows:
SECTION 1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below, and shall be deemed to represent and warrant to the several Underwriters on each Closing Date (as hereinafter defined), that:
(a)	The Company meets the requirements for the use of Form S-3 under the Act and has filed with the Commission the Registration Statement. The Registration Statement was filed with the Commission not earlier than the date three years before the Applicable Time. The Registration Statement has been prepared by the Company in conformity in all material respects with the requirements of the Act. If the Company elects to rely on Rule 462(b) under the Act to register a portion of the Shares, the Rule 462(b) Registration Statement will be prepared by the Company in accordance in all material respects with the provisions of the Act and will be filed with the Commission as required. The Company will file with the Commission the final prospectus supplement, which, as filed, will include all information required by the Act with respect to the Shares and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Registration Statement and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).
(b)	Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or

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threatened. Each Preliminary Prospectus, as originally filed, complied in all material respects when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the Applicable Time and at each Closing Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is or was filed or used and at the First Closing Date (as hereinafter defined) (and, if any Optional Shares are purchased, at the Second Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Preliminary Prospectus and any Issuer Free Writing Prospectus listed on Schedule II (collectively, the “Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The provisions of this paragraph do not apply to statements in or omissions from the Prospectus, an Issuer Free Writing Prospectus or a Preliminary Prospectus based upon and in conformity with written information furnished to the Company by an Underwriter through Robert W. Baird & Co. Incorporated (“Baird”) specifically for use therein.
(c)	The documents that are incorporated by reference in each Preliminary Prospectus, the Prospectus, the Disclosure Package or the Registration Statement or from which information is so incorporated by reference, when they became effective (as to the Registration Statement) or were filed with the Commission (as to the Prospectus, the Preliminary Prospectus and the Disclosure Package), complied, in all material respects, with the requirements of the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), as applicable. Documents filed and incorporated by reference subsequent to the Effective Date of the Registration Statement did or shall, when they were or are filed with the Commission, comply, in all material respects, with the requirements of the Act and the Exchange Act, as applicable, and when read together with the other information included in the Disclosure Package or Prospectus at the time of filing, or the Registration Statement at the Effective Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)	The consolidated financial statements, together with the related schedules and notes, included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and the Subsidiaries (as hereinafter defined) as of the dates indicated and the results of operations and cash flows of the Company and the Subsidiaries for the periods specified, have been prepared in compliance with the requirements of the Act and are in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Any pro forma

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financial statements or data included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the adjustments used to prepare such pro forma financial statements or data are reasonable and have been properly applied to the historical amounts in the compilation of those statements or data. The other financial and statistical data set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with such financial statements and with the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required. Deloitte & Touche LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), and none of them are, together with “related parties,” the “primary beneficiary” of any “variable interest entities” (as such terms are used in Financial Accounting Standards Board Interpretation No. 46). All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus that meet the definition of “non-GAAP financial measures” set forth in the rules and regulations of the Commission comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act.
(e)	(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was, is or will be, as the case may be, a “well known seasoned issuer” as defined in Rule 405 under the Act.
(f)	(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, including the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial order or decree as described in Rule 405.
(g)	The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act other than the Issuer Free Writing Prospectuses identified in Schedule II hereto.

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(h)	Each of the Company and each of the Company’s subsidiaries (individually a “Subsidiary” and collectively the “Subsidiaries”) has been duly organized and is validly existing as a corporation or other business entity and in good standing (to the extent good standing is recognized in the applicable jurisdiction) under the laws of its jurisdiction of organization, with all requisite entity power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus, the Disclosure Package and the Registration Statement; each of the Company and each of the Subsidiaries is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not individually or in the aggregate, either (i) have a material adverse effect on the business, operations, properties, prospects, condition (financial or other) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Class A Common Stock from the New York Stock Exchange, Inc. (the “NYSE”) (the occurrence of such effect or such prevention described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Attached hereto as Exhibit A is a complete and correct list of all of the Subsidiaries, including their jurisdiction of organization and direct equity owners. Exhibit A also identifies each Subsidiary that is a “Significant Subsidiary” for purpose hereof. Complete and correct copies of the articles of incorporation and by-laws (or their equivalent), as amended or restated (“Articles of Incorporation” and “By-laws,” respectively), of the Company and the Significant Subsidiaries as in effect on the date hereof have been delivered to the Representatives, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date. Any document or information filed with the Commission and available on EDGAR shall be deemed to be delivered for purposes of this section, except to the extent the Company actually delivers a document, stating that the document on EDGAR has been superseded.
(i)	The shares of Class A Common Stock issued and outstanding immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder as set forth in the Registration Statement, the Prospectus and the Disclosure Package have been duly authorized and validly issued and are fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case. The shares of all other capital stock of the Company issued and outstanding are fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case. There are no preemptive, preferential or other rights to subscribe for or purchase any shares of capital stock of the Company (including the Shares) other than options to purchase shares of the Company’s Class A Common Stock as granted by the Company under its equity incentive plans as described in the Prospectus. The Shares to be issued and sold by the Company

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to the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case. The delivery of the Shares to be issued and sold by the Company hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title, other than such liens, claims or encumbrances created or imposed by the Underwriters. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company or any Subsidiary, and there are no holders of Class A Common Stock or other securities of the Company or any Subsidiary, or of securities that are convertible or exchangeable into Class A Common Stock or other securities of the Company or any Subsidiary, that have rights to the registration of such Class A Common Stock or securities under the Act and the regulations thereunder or the securities laws or regulations of any state or of the United States or the United Kingdom, Scotland or Switzerland (the “Blue Sky Laws”).
(j)	Except as disclosed in the Prospectus or on Exhibit A and except for director qualifying shares (if any), the Company owns directly or indirectly all of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all liens, claims, encumbrances or security interests, and all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case. There are no outstanding options, warrants, or other rights of any description, contractual or otherwise, entitling any person to subscribe for or purchase any shares of capital stock of any Subsidiary. The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package. The Company’s capitalization as of April 30, 2006 was as set forth under the heading “Actual” in the section in the Prospectus and the Disclosure Package entitled “Capitalization”, and there has been no material change thereto since such date except as disclosed in the Prospectus and the Disclosure Package, and, as of the First Closing Date and the Second Closing Date, as the case may be, the Company shall have the authorized capitalization as set forth under the heading “As Adjusted” in the section of the Prospectus and the Disclosure Package entitled “Capitalization.” Each of the Company and the Significant Subsidiaries has marketable title to all real property and good and valid title to all other property and assets reflected as owned by the Company or such Significant Subsidiary in the Company’s consolidated financial statements incorporated by reference into the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever except (i) those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus); (ii) those which do not, individually or in the

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aggregate, materially affect the value of such property or interfere with the use made of or proposed to be made of such property by the Company or its Significant Subsidiaries; and (iii) property and assets sold in the ordinary course of business after the end of the period covered by such financial statements.
(k)	The Company has all requisite corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Exchange Act and Blue Sky Laws. This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.
(l)	Neither the Company nor any Subsidiary is, nor with the giving of notice or passage of time or both, will be, in violation or in breach of, by virtue of any action, omission to act, contract to which it is a party or other occurrence : (i) its respective Articles of Incorporation or By-laws or organizational documents; (ii) any foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders applicable to the Company or any Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Subsidiary; or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which any property owned or leased by the Company or any Subsidiary is bound or affected, other than, with respect to clauses (ii), (iii) or (iv), violations or breaches that do not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any material violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company. The Company and the Subsidiaries: (x) have obtained and hold, and are compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter “permit” or “permits”), and all of such permits are in full force and effect; and (y) the Company and the Subsidiaries have fulfilled and performed all of their respective obligations with respect to each such permit, and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit, except in the case of clauses (x) or (y) above, where the failure to do so would not individually or in the aggregate have a Material Adverse Effect.

(m)	There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property owned or leased by the Company or any Subsidiary is or may be subject,

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including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto.
(n)	There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not been described or filed as required. All such contracts or agreements to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or any Subsidiary, constitute valid and binding agreements of the Company or any Subsidiary, and are enforceable by and against the Company or any Subsidiary, in accordance with the respective terms thereof.
(o)	Neither the Company nor any person that controls, is controlled by (including any Subsidiary) or is under common control with the Company, has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which would reasonably be expected to cause or result in, stabilization or manipulation, under the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Class A Common Stock.
(p)	Except as described in the Registration Statement, the Disclosure Package or the Prospectus, since November 10, 2005 and prior to each Closing Date: (i) neither the Company nor any Subsidiary has or will have incurred any material liability or obligation, direct or contingent, or entered into any transaction, that is material to the Company, except in the ordinary course of business or pursuant to an acquisition disclosed in the Prospectus; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock (other than its regular quarterly dividends) and neither the Company nor any Subsidiary is or will be delinquent in the payment of principal or interest on any outstanding debt obligation; and (iii) there has not been and will not have been any change in the capital stock (other than issuances pursuant to any employee benefit or other incentive plan or pursuant to the exercise of stock options or warrants, or conversion of securities, outstanding on the date of this Agreement), any material change in the indebtedness of the Company or any Subsidiary, or any change or development involving, or which would reasonably be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
(q)	The Company or the Subsidiaries own or possess adequate rights to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions and licenses presently used in or necessary for the conduct of its business or ownership of its or their properties, except where the failure thereof would not result in a Material Adverse Effect, and neither the Company nor the Subsidiaries has violated or infringed upon such rights of others, or received any written notice of conflict with the asserted rights of others, in respect thereof that, if determined adversely to the Company or the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect. The Company or the Subsidiaries own or possess adequate rights to use all patents and patent applications purported to be owned by it, except where the failure thereof would not result in a Material Adverse Effect, and to the Company’s

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knowledge, neither the Company nor the Subsidiaries have violated or infringed upon the rights of others, or received any written notice of conflict with the asserted rights of others, in respect thereof.
(r)	No labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is threatened, and neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement (except for foreign Subsidiaries as required by applicable laws) and, to the knowledge of the Company, no union organizational attempts have occurred since November 10, 2005 or are pending. There has been no change in the relationship of the Company or the Subsidiaries with any of its or their principal suppliers, manufacturers, contractors or customers resulting in or that would reasonably be expected to result in a Material Adverse Effect.
(s)	Neither the Company nor any Subsidiary is an “investment company”, an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(t)	All federal, state and local tax returns required to be filed by or on behalf of the Company or the Subsidiaries have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities, except where the failure thereof would not result in a Material Adverse Effect, and all such tax returns, as filed, are accurate in all material respects; all federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or the Subsidiaries have been paid or, to the extent required under U.S. generally accepted accounting principles (“GAAP”), reflected as a liability on the financial statements of the Company or the Subsidiaries for appropriate periods; all material deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled or are being contested in good faith, and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably would be expected to result in a material proposed deficiency for any other period not so audited; no state of facts exists or has existed which would reasonably be expected to constitute grounds for the assessment of any material tax liability with respect to the periods which have not been audited by appropriate federal, state or local authorities; there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return of any period; and neither the Company nor the Subsidiaries have been a member of an affiliated group of corporations filing consolidated federal income tax returns, other than a group of which the Company is and has been the common parent.
(u)	The Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would

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reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) to the Company’s knowledge, is the subject of any investigation, (ii) has received any written notice or claim, (iii) is a party to or is affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
(v)	The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(w)	Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company, in respect of itself and the Subsidiaries, maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act. The Company’s internal control over financial reporting is effective and the statements made by the Company in its Annual Report on Form 10-K for its fiscal year ended July 31, 2005 under the heading “Management’s Report on Internal Control over Financial Reporting” were accurate in all respects at the time of the filing of the Form 10-K and remain accurate as of the date hereof. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting with respect to the Company and its Subsidiaries.
(x)	There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

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(y)	Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and to the extent that the following relates to claims or causes of action for which the statute of limitations has not expired (i) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(z)	Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and to the extent that the following relates to claims or causes of action for which the statute of limitations has not expired, none of the Company or any of the Subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(aa)	Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, including, without limitation, the Foreign Corrupt Practices Act of 1977, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus.
(bb)	Neither the Company nor any Subsidiary has sent or received any written notice of termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, the termination or non-renewal of which would reasonably be expected to result in a Material Adverse Effect, and no such termination has been overtly threatened by the Company or any Subsidiary or, to the knowledge of the Company, any other party to any such contract or agreement.
(cc)	All statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from sources to the extent required.
(dd)	The Company is in compliance with the rules of the NYSE including, without limitation, the requirements for continued listing of the Class A Common Stock on the NYSE, and there are no actions, suits or proceedings pending, or, to the Company’s knowledge, threatened or

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contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such listing or otherwise regarding the delisting of shares of Class A Common Stock from the NYSE.
(ee)	All offers and sales of the securities of the Company prior to the date hereof and which may still result in a liability to the Company were made in compliance with the Act and all other applicable state and federal laws or regulations.
(ff)	The Company has obtained for the benefit of the Underwriters a lock-up agreement, substantially in the form of Exhibit B hereto, of each of the executive officers and directors of the Company.
(gg)	Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following the issuance of any Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted with or would conflict with the information contained in the Registration Statement or included or would include a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by an Underwriter through a Representative specifically for use therein.
A certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
SECTION 2. No Fiduciary Duty. The Company acknowledges and agrees that:
(a)	the Underwriters are not acting as financial advisors to the Company and, except as specifically contemplated by this Agreement, the Underwriters owe no duties (fiduciary or other) to the Company in connection with any aspect of the offering of the Shares (including, without limitation, the structuring, marketing, timing, pricing, offering, allocation and distribution of the Shares) or any related matters; and
(b)	the Underwriters have advised the Company that the Underwriters have agreements, arrangements, understandings and other relationships with and owe duties and obligations to third parties, including potential purchasers of the securities, that may create or exacerbate actual, potential or apparent conflicts of interests between the Company and the Underwriters.

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SECTION 3. Information Furnished by the Underwriters. The statements set forth in (i) the first three sentences of the fourth paragraph and the eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus and the Disclosure Package, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, and (ii) the second paragraph of the Table of Contents page of the preliminary prospectus supplement, dated June 5, 2006, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in this Agreement.
SECTION 4. Purchase, Sale and Delivery of Shares.
(a)	On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule I annexed hereto 4,000,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of $34.38. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule I annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.
(b)	On the First Closing Date, the Company will deliver through the facilities of The Depository Trust Company (“DTC”) for the accounts of the several Underwriters the Firm Shares to be sold by them against payment in Milwaukee, Wisconsin of the purchase price therefor by wire transfer of immediately available funds to an account at a bank identified by the Company to Baird with respect to the Firm Shares being sold by the Company. As referred to in this Agreement, the “First Closing Date” shall be on June 27, 2006 at 9:00 a.m., Milwaukee, Wisconsin time, or at such other date or time not later than five business days after such date as the Representatives and the Company may agree. The Firm Shares shall be in such authorized denominations and registered in such names as Baird may request upon at least fort-eight hours’ prior notice to the Company.
(c)	In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within thirty days after the date of the Prospectus to purchase up to 600,000 Optional Shares form the Company, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares, at the purchase price per share to be paid for the Firm Shares and less an amount per share equal to any cash dividend payable by the Company on shares of Class A Common Stock initially purchased by the Underwriters but only to the extent that such dividend is not payable on the shares of Class A Common Stock to be purchased upon the exercise of the over-allotment option due to the timing of the record date of the cash dividend. The option granted hereunder may be exercised upon notice by the Representatives to the Company within thirty days after the date of the Prospectus setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company and the date and place at which such shares will be delivered. Such date of delivery (the “Second

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Closing Date”) shall be determined by the Representatives, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice of exercise. The number of Optional Shares to be sold by the Company pursuant to such notice shall equal that number of full Optional Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Optional Shares to be purchased by the Underwriters as the number of Firm Shares to be sold by the Company under this Agreement bears to the total number of Firm Shares. The manner of payment for and delivery of the Optional Shares shall be the same as for the Firm Shares.
(d)	The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment therefor. It is understood that the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, “Closing Date” shall mean either the First Closing Date or the Second Closing Date.
SECTION 5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants and agrees with the several Underwriters that:
(a)	The Registration Statement and any amendments thereto have been declared effective. If any information shall have been omitted from the Registration Statement and any amendments in reliance upon Rule 430A or Rule 430C, the Company, at the earliest possible time, will furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b), Rule 430A and Rule 430C under the Act and, if the Representatives do not object to the contents thereof, will comply with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representatives and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, the Disclosure Package or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement, to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)), or file any document under the Exchange Act before the termination of the public offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference in the Registration Statement, if the Representatives have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representatives reasonably object to such filing. The Company will, in the

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event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order. The Company will, in the event of any issuance of a notice of objection, promptly take such reasonable steps, including without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).
(b)	The Company will promptly advise the Underwriters after it receives notice of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof, and will file within the time required all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act, including but not limited to the final term sheet as set forth in Schedule III hereto.
(c)	The Company will file within the time required all other material required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares.
(d)	If required by Rule 430B(h) under the Act, the Company will prepare a form of prospectus in a form approved by the Underwriters and file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b); and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by the Underwriters promptly after reasonable notice thereof.
(e)	If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the Act or the Exchange Act, the Company promptly will advise the Representatives and counsel to the Underwriters thereof and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement or file such document which will correct such statement or omission or an amendment which will effect such compliance; and, if any Underwriter is required to deliver a prospectus after the Effective Date of the Registration Statement, the Company, upon request of the Representatives, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of the Disclosure Package.

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(f)	If necessary or appropriate in connection with the offer and sale of the Shares, the Company shall file a Rule 462(b) Registration Statement in the manner prescribed by the Act so that such Rule 462(b) Registration Statement shall become effective upon filing.
(g)	Neither the Company nor any Subsidiary will, prior to the Second Closing Date, if any, acquire any of the Class A Common Stock or other capital stock of the Company, except in connection with the exercise, vesting, forfeiture or termination of, or lapse of restrictions with respect to, awards granted pursuant to the terms of the Company’s equity incentive plans and the withholding or surrender of Class A Common Stock to cover applicable taxes associated therewith, nor will the Company declare or pay any dividend or make any other distribution upon its Class A Common Stock or other capital stock of the Company payable to shareholders of record on a date prior to such earlier date, except for the Company’s regular quarterly dividends or as described in the Prospectus.
(h)	The Company will make generally available to its security holders, and deliver to the Representatives, an earnings statement of the Company and its Subsidiaries (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the date hereof as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than September 15, 2007. Any document or information filed with the Commission and available on EDGAR shall be deemed to be delivered for purposes of this section.
(i)	The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.
(j)	The Company will cooperate with the Representatives and counsel to the Underwriters in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representatives designate, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction where it is not presently qualified or subject itself to taxation in any jurisdiction in which it would not otherwise be subject. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of the Prospectus. The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.
(k)	The Company shall list, subject to notice of issuance, the Shares on the NYSE.
(l)	The Company hereby agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise

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transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock.
The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the grant of options to purchase shares of Class A Common Stock pursuant to the Company’s stock option plans under the terms of stock option plans in effect on the date of the Prospectus, provided such options are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice, or the sale of shares of capital stock to employees pursuant to the Company’s employee stock purchase plans (or the filing of a registration statement on Form S-8 to register shares of Class A Common Stock issuable under such plans) or (c) the issuance by the Company of shares of Class A Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing. Notwithstanding the foregoing, if (1) during the last 17 days of the 90 day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period, the restrictions imposed by the preceding paragraph of this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Baird of any earnings release, news or event that may give rise to an extension of the initial 90 day restricted period.
(m)	The Company will maintain a transfer agent and a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Class A Common Stock.
(n)	From the date hereof until the Second Closing Date (or, if no Optional Shares are purchased, the First Closing Date), the Company will not issue any press release or other communications directly or indirectly or hold any press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, without Baird’s consent, which shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after such notification to Baird, such press release or communication is required by law.
(o)	If the sale of the Shares to the Underwriters is not consummated for any reason other than termination of this Agreement pursuant to section 10 hereof, or section 13(a), (c) or (d) hereof, without limiting any other rights the Underwriters may have, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters), that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares, and the provisions of sections 6 and 9 hereof shall at all times be effective and apply.

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(p)	The Company will use its commercially reasonable efforts to comply or cause to be complied with the conditions to the obligations of the Underwriters in section 7 hereof.
(q)	The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, other than as listed on Schedule II hereto, without the prior consent of Baird. Any such free writing prospectus consented to by Baird is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.
SECTION 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incident to the performance of its obligations in connection with the public offering of the Shares, including costs, fees, taxes and expenses to be paid by the Company in connection with (i) the preparation and filing of the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment to the Underwriters but excluding mailing and shipment costs to customers or clients of the Underwriters), (ii) the preparation, printing and distribution of any Issuer Free Writing Prospectus to investors and prospective investors, (iii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the reproduction of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (v) the qualification of the Shares for offering and sale under state and foreign laws and the determination of their eligibility for investment under state and foreign law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vi) any listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (vii) review of the public offering of the Shares by the NASD Regulation, Inc. (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters), (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and your sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and one half of the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Shares for inclusion in DTC’s book-entry settlement system, and (x) the performance of the Company’s other obligations hereunder.

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SECTION 7. Agreements of the Underwriters. Each Underwriter covenants severally and not jointly with the Company as to the following
(a)	It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement or any press release issued by the Company) other than a free writing prospectus that (i) is not an “issuer free writing prospectus” (as defined in Rule 433 under the Act) and (ii) contains only (A) information describing the preliminary terms of the Shares or their offering, (B) information permitted under Rule 134 under the Act or (C) information that describes the final terms of the Shares or their offering and that is included in the final term sheet of the Company contemplated in Section 5(b); provided that Underwriters may use any underwriter free writing prospectus approved by the Company in advance in writing and that the Underwriters may use a term sheet substantially in the form of Schedule III hereto without the consent of the Company.
(b)	(i) It has not offered or sold and will not offer or sell any shares of Class A Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer of transferable securities to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000 (“FSMA”); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any shares of Class A Common Stock in circumstances in which Section 21(l) of the FSMA does not apply to the Company or in which the communication is exempt under the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of Class A Common Stock in, from or otherwise involving the United Kingdom.
(c)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), and on and after the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of shares of Class A Common Stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of Class A Common Stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, on and after the Relevant Implementation Date, make an offer of shares of Class A Common Stock to the public in that Relevant Member State at any time:
(i)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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(ii)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
             For the purposes of this provision, the expression an “offer of shares of Class A Common Stock to the public” in relation to any shares of Class A Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of Class A Common Stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
SECTION 8. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder (except that for purposes of Section 8(b) below or any provision already qualified by materiality, such “in all material respects” qualifier shall not apply), and to the following additional conditions, unless waived in writing by the Representatives:
(a)	All filings required by Rules 424(b), 430A, 430C and 433 under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Representatives.
(b)	Since the Applicable Time:
(i)	there shall not have occurred any change or development involving, or which would reasonably be expected to involve a Material Adverse Effect on the Company, whether or not arising from transactions in the ordinary course of business; and

(ii)	the Company shall not have sustained any material loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause (i) or (ii) above, is in the reasonable opinion of the Representatives so material and adverse as to make it impracticable or

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inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.
(c)	The Representatives shall have received an opinion of Quarles & Brady LLP, counsel for the Company, addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, in the form of Exhibit C attached hereto. In rendering such opinion, counsel for the Company may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company and of governmental officials.
(d)	The Representatives shall have received an opinion of Baker & McKenzie, counsel for the Company addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, in substantially the form of Exhibit D attached hereto. In rendering such opinion, counsel for the Company may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company and of governmental officials.
(e)	The Representatives shall have received an opinion of Foley & Lardner LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Disclosure Package and the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.
(f)	The Representatives shall have received on each Closing Date, a certificate of Frank M. Jaehnert, President and Chief Executive Officer, and David Mathieson, Chief Financial Officer, of the Company, to the effect that:
(i)	The representations and warranties of the Company set forth in section 1 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied in all material respects with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

(ii)	The Commission has not issued an order preventing or suspending the use of the Prospectus or any portion of the Disclosure Package or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated by the Commission under the Act; and

(iii)	Each of the respective signatories has carefully examined the Registration Statement, the Disclosure Package and the Prospectus, and any amendment or supplement thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, and such documents contain all statements required to be stated therein, and do not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the

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statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Registration Statement that has not been so filed; and

(iv)	Since the Applicable Time, there has not occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus, the Disclosure Package and the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any material liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company (other than (i) the grant of stock options under the terms of stock option plans in effect on the date of the Prospectus, provided such options are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice, or (ii) the issuance of shares of Class A Common Stock under presently existing defined contribution or benefit plans); since such date and except as so disclosed, the Company has not acquired any of the Class A Common Stock or other capital stock of the Company (except in connection with the exercise, vesting, forfeiture or termination of , or lapse of restrictions with respect to, awards granted pursuant to the terms of the Company’s equity incentive plans and the withholding or surrender of Class A Common Stock to cover applicable taxes associated therewith), nor has the Company declared or paid any dividend (other than its regular quarterly dividend), or made any other distribution, upon its outstanding Class A Common Stock or other capital stock of the Company payable to shareholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.
The delivery of the certificate provided for in this subsection (f) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii) and (iv) to be set forth in said certificate.
(g)	At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as the representatives of the Underwriters, from Deloitte & Touche LLP, the Company’s independent registered public

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accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which shall be in form and substance reasonably satisfactory to the Representatives confirming that it is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:
(i)	in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;
(ii)	on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and committees of the board of directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, nothing came to their attention which caused them to believe that:
(1)	any unaudited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus;

(2)	with respect to the period subsequent to the date of the most recent financial statements (other than any “capsule” information), audited or unaudited, in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in capital stock, increase in long-term debt or decreases in the stockholders’ equity of the Company or working capital of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference

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in the Registration Statement, the Disclosure Package and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter in net revenues or in the total or per share amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or it shall state any specific changes or decreases and the amount thereof; or

(3)	the amounts included in any unaudited “capsule” information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; and
(iii)	they have performed certain other specified procedures as a result of which they determined whether or not certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Disclosure Package and the Prospectus, including the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.
References to the Registration Statement, the Disclosure Package and the Prospectus in this paragraph (g) include any amendments or supplements thereto at the date of the letter.
(h)	The shares shall have been duly listed, subject to notice of issuance, on the NYSE.
(i)	The “lock up” agreements, each substantially in the form of Exhibit B hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the date the Shares are purchased.
(j)	Between the time of execution of this Agreement and the time of purchase or any such additional time of purchase, as the case may be (i) no downgrading shall have occurred in the rating

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accorded any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act, and (ii) no such organization shall have announced or given notice of any intended or potential downgrading in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(k)	The Representatives shall have received such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company).
All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representatives and to Foley & Lardner LLP, counsel for the Underwriters, each acting reasonably under the circumstances. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.
If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at either Closing Date (other than section 8(d)) is not so satisfied or waived by the Representatives, this Agreement at the election of the Representatives will terminate upon notification to the Company without liability on the part of any Underwriter, including the Representatives, the Company, except for the provisions of section 5(o) hereof, the expenses to be paid by the Company pursuant to section 6 hereof and except to the extent provided in section 10 hereof.
SECTION 9. Maintain Effectiveness of Registration Statement. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

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SECTION 10. Indemnification.
(a)	The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) or actions in respect thereof (“Claims”), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof filed by the Company), the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus, or necessary to make the statements made therein not misleading (in the case of such Registration Statement) or necessary to make the statements made therein not misleading in light of the circumstances under which they were made (in the case of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus) or (ii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares. The Company agrees to reimburse each Underwriter and each such controlling person for any legal fees or other expenses reasonably incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, or the Prospectus or any amendment or supplement thereto or in any Blue Sky application in reliance upon and in conformity with the written information furnished to the Company pursuant to section 3 of this Agreement. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.
(b)	Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act against any Claim to which the Company, or any such director, officer, or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and Baird, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact

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contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, any Prospectus, or any amendment or supplement thereto, or in any Blue Sky application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, any Prospectus, or any amendment or supplement thereto, or in any Blue Sky application, in reliance upon and in conformity with the written information furnished by the Representatives to the Company pursuant to section 3 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Company, or any such director, officer, controlling person in connection with investigating or defending any such Claim. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director, controlling person in an aggregate amount in excess of the total underwriting discounts and commissions applicable to the Shares purchased by any such Underwriter hereunder.
(c)	Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise except to the extent it has been materially prejudiced by such omission so to notify. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, subject to subsection (d)(i) below. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(d)	Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, such approval not to be

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unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:
(i)	the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this section (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel and local counsel, if applicable, approved by Baird, which approval may not be unreasonably withheld, if one or more of the Underwriters or their controlling persons are the indemnified parties);

(ii)	the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party’s notice to the indemnifying party of commencement of the action; or

(iii)	the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.
(e)	If the indemnification provided for in this section is unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:
(i)	in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares; or

(ii)	if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.
The relative benefits received by each of the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons), is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

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(f)	The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (e) of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount that is greater than the total underwriting discounts and commissions applicable to the Shares purchased by any such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.
SECTION 11. Default of Underwriters. It shall be a condition to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this section, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to section 6 hereof and except to the extent provided in sections 10 and 11 hereof.
In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any material failure or refusal on the part of the Company to comply with the terms or to take such actions as may be taken by the Company to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to materially perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel)

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reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
SECTION 12. Effective Date of this Agreement. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by telecopier, facsimile transmission or other means of transmitting written documents.
SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to or on the First Closing Date and the over-allotment option from the Company referred to in section 4 hereof, if exercised, may be cancelled by the Representatives at any time prior to or on the Second Closing Date, if in the reasonable judgment of the Representatives, payment for and delivery of the Shares is rendered impracticable or inadvisable because:
(a)	additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the NYSE, or trading in securities generally shall have been suspended or materially limited on the NYSE or a general banking moratorium shall have been established by either federal or state authorities in New York or Wisconsin;
(b)	any event shall have occurred or shall exist which makes untrue or incorrect any material fact contained in the Registration Statement or causes an omission to state a material fact in the Registration Statement in order to make the statements therein not misleading;
(c)	an outbreak or material escalation of hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent as to have a material adverse effect, in the reasonable judgment of the Representatives, on the financial markets of the United States, or to make it impracticable or inadvisable, in the reasonable judgment of the Representatives, to proceed with completion of the sale of and payment for the Shares as provided in this Agreement;
(d)	a disruption in securities settlement, payment or clearance services in the United States shall have occurred, which, in the reasonable judgment of the Representatives is so material thereby making it impracticable or inadvisable to proceed with the completion on the sale of or payment for the Shares as provided in this Agreement; or
(e)	trading in the Class A Common Stock on the NYSE shall have been suspended.
Any termination pursuant to this section shall be without liability on the part of any Underwriter to the Company, or on the part of the Company to any Underwriter, except for expenses to be paid by the Company pursuant to section 6 hereof or in the case of termination pursuant to section 13(b) (as a result of actions taken by the Company) and (e), reimbursed by the Company pursuant to Section 5(o) hereof and except as to indemnification to the extent provided in section 10 hereof.
SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers

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or directors, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.
SECTION 15. Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Lance R. Lange with a copy to each of Benjamin F. Garmer, III and Jay O. Rothman, Foley & Lardner LLP, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202 and if sent to the Company, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at Brady Corporation, 6555 West Good Hope Road, Milwaukee, Wisconsin 532223, Attention: Barbara G. Bolens, with a copy to each of Conrad G. Goodkind and Hoyt R. Stastney, Quarles & Brady LLP, 411 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202.
SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in section 10 hereof and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.
SECTION 17. Partial Unenforceability. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph clause or provision hereof.
SECTION 18. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.
If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including the Representatives, all in accordance with its terms.
[Signature page follows]

Very truly yours,
BRADY CORPORATION

By:	/s/ Barbara G. Bolens
Name: Barbara G. Bolens
Title: Vice President and Treasurer
The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.
ROBERT W. BAIRD & CO. INCORPORATED
CREDIT SUISSE SECURITIES (USA) LLC
WACHOVIA CAPITAL MARKETS, LLC
BMO CAPITAL MARKETS CORP.

By:	ROBERT W. BAIRD & CO. INCORPORATED
Acting as Representatives of the several
Underwriters (including themselves) identified
in Schedule I annexed hereto.

By:	/s/ Lance R. Lange
Authorized Representative

Brady Corporation
Schedule I

Number of Shares
Name of Underwriter	to be Purchased
ROBERT W. BAIRD & CO. INCORPORATED	2,000,000
CREDIT SUISSE SECURITIES (USA) LLC	800,000
WACHOVIA CAPITAL MARKETS, LLC	800,000
BMO CAPITAL MARKETS CORP.	400,000

Total	4,000,000

Brady Corporation
Schedule II
Final Term Sheet

Brady Corporation
Schedule III
FINAL TERM SHEET
In the event of an inconsistency between this Term Sheet and the preliminary prospectus supplement dated June 5, 2006, you should rely on the information in this Term Sheet.

Issuer:	Brady Corporation

Common Stock Symbol:	BRC

Title of Securities:	Class A Nonvoting Common Stock

Number of Shares Offered:	4,000,000

Price to Public:	$ 36.00

Class A Nonvoting Common Stock outstanding after the Offering*:	49,462,077

Over-allotment Option:	600,000

Underwriters:	Robert W. Baird & Co. Credit Suisse Wachovia Securities BMO Capital Markets
*Based on the number of shares of Class A Nonvoting Common Stock outstanding as of April 30, 2006.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect (414) 358-6600.

Exhibit A
Subsidiaries
Domestic Subsidiaries of the Company
*Designates Significant Subsidiary

State of
Subsidiary	Incorporation	Stockholder
Brady Worldwide, Inc.*	Wisconsin	Tricor Direct, Inc. (100%)

Tricor Direct, Inc.*	Delaware	Brady Corporation (100%)

Brady International Co.	Wisconsin	Brady Worldwide, Inc. (100%)

Brady Investment Co.	Nevada	Tricor Direct, Inc. (100%)

Emed Co, Inc.*	New York	Tricor Direct, Inc. (100%)

Worldmark of Wisconsin, Inc.	Delaware	Brady Corporation (100%)

Permar Systems, Inc., dba Electromark	New York	Brady Worldwide, Inc. (100%)

TruMed Technologies, Inc.	Minnesota	Brady Worldwide, Inc. (100%)

J. A. M. Plastics, Inc.	California	Brady Worldwide, Inc. (100%)

AIO Holding, Inc., dba Personnel Concepts	Delaware	Tricor Direct, Inc. (100%)

StopWare, Inc.	California	Brady Worldwide, Inc. (100%)

Identicard Systems, Inc.	Pennsylvania	Brady Worldwide, Inc. (100%)

Tradex, Inc.	Illinois	Tradex Converting AB (100%)

Other Subsidiaries/Affiliates of the Company
*Designates Significant Subsidiary

Country of
Subsidiary	Incorporation	Stockholder
Brady International Sales, Inc.	U.S. Virgin Islands	Brady Corporation (100%)
Identicam Systems, Inc.	Canada	W.H.B. Identification Solutions, Inc. (100%)
W.H.B. Identification Solutions, Inc.	Canada	Tricor Direct, Inc. (100%)

BRC Financial	Canada	Brady International Co. (99%) Worldmark of Wisconsin, Inc. (1%)

W.H.B. do Brasil Ltda	Brazil	W.H.B. Identification Solutions, Inc. (14.99%) 1167232 Ontario, Inc. (.01%) Brady Holding GmbH (85%)

W.H. Brady S. de. R.L. de C.V.	Mexico	Brady Investment Co. (99.9%) Tricor Direct, Inc. (.1%)

Brady Servicios, S. de R.L. de C.V.	Mexico	Brady International Co. (99.7%) Worldmark of Wisconsin, Inc.(.3%)
Brandon Converting Mexico S. de R.L. de C.V.	Mexico	Coventry Manufacturing Company (99%) Worldmark of Wisconsin, Inc. (1%)
B.I. Financial Limited	United Kingdom	B.I. UK Limited (100%)

Brady European Finance	United Kingdom	Brady European Holding (100%)
Brady European Holding	United Kingdom	Brady International Co. (100%)

B.I. UK Limited	United Kingdom & Wales	Brady International Co. (100%)
Brady Corporation Limited*	United Kingdom & Wales	W.H. Brady Co. Limited (50%) Seton Ltd. (50%)

Seton Limited	United Kingdom & Wales	B.I. UK Limited (100%)
W.H. Brady Co. Limited	United Kingdom & Wales	B.I. UK Limited (100%)

Country of
Subsidiary	Incorporation	Stockholder
Rapid Update	United Kingdom & Wales	Brady Corporation Limited (99.9%) Pure Vantage (.1%)
Pure Vantage	United Kingdom & Wales	Brady Corporation Limited (99.9%) Rapid Update (.1%)
Signs & Labels Limited	United Kingdom	Brady Corp. Ltd. (100%)
Southern Signs Systems Limited	United Kingdom	Signs & Labels Limited (100%)
Focal Displays Limited	United Kingdom	Signs & Labels Limited (100%)
Focal Signs Limited	United Kingdom	Signs & Labels Limited (100%)
Safety Shop Limited	United Kingdom	Signs & Labels Limited (100%)
Safety Shop Co. UK Limited	United Kingdom	Signs & Labels Limited (100%)
S&L Signmaker Limited	United Kingdom	Signs & Labels Limited (100%)
Esot Limited	United Kingdom	Signs & Labels Limited (100%)
Denmark Hold Co.	Denmark	Brady European Holding (100%)
Texit AS	Norway	Brady European Holding (100%)
Texit AS	Denmark	Brady European Holding (100%)
Brady B.V.	Netherlands	Tricor Direct, Inc. (89.86%), Brady Worldwide, Inc. (10.14%)
Brady Luxembourg SARL	Luxembourg	Brady International Co. (100%)
Brady s.r.o.	Slovak Republic	WH Brady NV (100%)
Brady A.B. (Aktiebolag)	Sweden	Brady International Co. (100%)

Brady Sweden Holdings	Sweden	Brady GmbH (100%)
Seton Scandinavia A.B.	Sweden	Brady A.B. (Aktiebolag) (100%)

Tradex Holding AB	Sweden	Brady Sweden Holdings (100%)
Tradex Converting AB*	Sweden	Tradex Holding AB (100%)
Tradex Sweden	Sweden	Tradex Converting AB (100%)
Tradex Converting (Langfang) Co. Ltd	China	Tradex Converting AB (100%)
Tradex Converting (Suzhou) Co. Ltd	China	Tradex Converting AB (100%)
Tradex Korea Co. Ltd	Korea	Tradex Converting AB (100%)
Tradex do Brasil Ltda.	Brazil	Tradex Converting AB (100%)
Braton Europe Sarl	France	BI UK Ltd. (100%)

Braton Groupe Sarl	France	Braton Europe Sarl (99.9%) Worldmark of Wisconsin, Inc. (.1%)
Brady Groupe, S.A.S.*	France	Braton Europe Sarl (100%)
Brady Holding GmbH	Germany	Brady GmbH (100%)
Brady GmbH*	Germany	Tricor Direct, Inc. (5.66%) & Brady B.V. (94.34%)
Brady Italia S.r.l.	Italy	Brady GmbH (100%)

Country of
Subsidiary	Incorporation	Stockholder
W.H. Brady N.V.	Belgium	Brady European Holding Ltd. (100%)

Brady Kft.	Hungary	W.H. Brady N.V. (100%)

Brady Identificacion S.L.	Spain	Brady European Holding Ltd. (100%)
Brady Australia Pty. Ltd.	Australia	Tricor Direct, Inc. (99.9%) Worldmark of Wisconsin, Inc. (0.1%)
Seton Australia Pty. Ltd.	Australia	Baker & Mckenzie Nominees Pty. Ltd. (20%) * Brady Australia Pty. Ltd. (80%)

Accidental Health & Safety Pty. Ltd	Australia	Brady Australia Pty. Ltd. (100%)
Trafalgar First Aid, Pty. Ltd.	Australia	Brady Australia Pty. Ltd. (100%)
VisiSign Pty. Ltd.	Australia	Brady Australia Pty. Ltd. (100%)

Brady Singapore Holdings Pte Ltd.	Singapore	Brady International Co. (100%)
Brady Technologies Asia Pte Ltd.	Singapore	Brady Singapore Holdings Pte. Ltd. (100%)
Brady Asia Holding Pte. Ltd.	Singapore	Brady Technologies Asia Pte. Ltd. (100%)
Brady Corp SEA Pte Ltd.	Singapore	Brady Technologies Asia Pte Ltd. (100%)
ID Technologies Pte Ltd.* (with below)	Singapore	Brady Singapore Holdings Pte. Ltd. (100%)
Brady Corporation Asia Pte Ltd.*	Singapore	Brady Singapore Holdings Pte. Ltd. (100%)
Brady India	India	Brady Singapore Holdings Pte. Ltd. (100%)
Nippon Bureidei Kabushiki Kaisha	Japan	Brady International Co. (100%)

Brady (Beijing) Co., Ltd.	China	Brady Asia Holding Pte. Ltd. (100%)
Brady (Shenzhen) Company Ltd.*	China	Brady Corporation Asia Pte. Ltd. (100%)
Brady (Shanghai) International Trading Co. Ltd.*	China	Brady Asia Holding Pte. Ltd. (100%)
Brady (Wuxi) Co., Ltd.*	China	Brady Corporation Asia Pte. Ltd. (100%)
ID Tech (China) Pte Ltd	China	Brady Corporation Asia Pte. Ltd. (100%)
ID Tech Printing Co. Ltd.	China	ID Tech (China) Pte Ltd (100%)

Country of
Subsidiary	Incorporation	Stockholder
Brady Technology SDN BHD	Malaysia	Brady Technologies Asia Pte. Ltd. (100%)
Brady Holding Co. Ltd.	Thailand	Brady International Co. (48.5%); I Wired Co., Ltd. (51.5%)
Brady Thailand Co. Ltd.	Thailand	Brady Holding Co. Ltd. (51%) Brady International Co. (49%)
QDPT Thailand	Thailand	Brady Singapore Holdings Pte. Ltd. (100%)

Exhibit B
Form of Lock Up Agreement
June ___, 2006
ROBERT W. BAIRD & CO. INCORPORATED
CREDIT SUISSE SECURITIES (USA) LLC
WACHOVIA CAPITAL MARKETS, LLC
BMO CAPITAL MARKETS CORP.
As Representatives of the several Underwriters

c/o	Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, WI 53202
Dear Sirs:
The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”) and Credit Suisse Securities (USA) LLC, Wachovia Capital Markets, LLC and BMO Capital Markets Corp., as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Brady Corporation, a Wisconsin corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of 4,000,000 shares (the “Shares”) of the Class A Nonvoting Common Stock, $.01 par value, of the Company (the “Class A Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Class A Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Class A Common Stock or any security convertible into Class A Common Stock as a bona fide gift, (c) transfers of shares by will or intestate succession to the undersigned’s family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s family, and

(d) the sale of shares of Class A Common Stock pursuant to trading plans that existed prior to June 5, 2006 and that comply with the requirements of Rule 10b5-1 under the Exchange Act; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Class A Common Stock except in compliance with the foregoing restrictions.
If:
(1) during the last 17 days of the 90 day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
(2) prior to the expiration of the 90 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34 day period beginning on the last day of the initial 90 day restricted period unless the undersigned requests and receives prior written confirmation from the Company or Baird that the restrictions imposed by this agreement have expired.
If (i) the Underwriting Agreement terminates or is terminated prior to the payment for and delivery of the shares proposed for sale under the Registration Statement, or (ii) the Company notifies you in writing that it does not intend to proceed with the Public Offering, this lock-up letter shall terminate and the undersigned shall be released from the undersigned’s obligations hereunder.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Underwriters.
[Signature Page Follows]
Very truly yours,
(Name)
(Address)

Exhibit C
Form of opinion of Quarles & Brady LLP
1. The Company is validly existing as a corporation under the laws of the State of Wisconsin, with requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a material adverse effect on the Company.
2. The authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus under the caption “Capitalization” as of the date stated therein.
3. The issued and outstanding shares of capital stock of the Company immediately prior to the issuance and sale of the Shares to be sold by the Company have been duly authorized and validly issued, are fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case; and, to our knowledge and after due inquiry, there are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of the capital stock of the Company and no shares of capital stock have been issued in violation of such rights.
4. Each Significant Subsidiary that is incorporated under the laws of the State of Wisconsin, the State of Delaware or the State of New York (a “Significant U.S. Subsidiary”) is validly existing as a corporation in good standing or active status under the laws of its jurisdiction of incorporation, with requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its businesses as described in the Registration Statement, the Disclosure Package and the Prospectus. All the outstanding shares of capital stock of each Significant U.S. Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Significant U.S. Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances.
5. The Shares have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case.

6. The certificates for the Shares are in due and proper form and conform to the requirements of applicable law.
7. The Shares upon issuance will be duly listed on the New York Stock Exchange, Inc.
8. To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus that is not disclosed in the Prospectus as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required by the Act; and the statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters.
9. The statements in the Prospectus under the heading “Description of Capital Stock” and in the Registration Statement in Item 15, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Act, in all material respects, such legal matters, agreements or documents.
10. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b). Any required filing of any Issuer Free Writing Prospectus has been made in the manner and within the time period required by Rule 433. The conditions for use by the Company of Rule 415 under the Act and Form S-3 have been satisfied.
11. The Registration Statement, the Preliminary Prospectus filed with the Commission on June 5, 2006 and the Prospectus and any further amendments or supplements thereto filed with the Commission prior to the date of this opinion, including any documents incorporated by reference into the Registration Statement (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act as of their respective effective or filing dates.
12. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.
13. Neither the Company nor any Subsidiary is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
14. No consent, approval, authorization or filing with or order of any court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.
15. The issuance and sale of the Shares pursuant to the Agreement will not result in a material breach or violation of (i) the Restated Articles of Incorporation or By-Laws of the Company, each as amended to date, (ii) the terms of any material agreement or instrument to which the Company or any of its Significant Subsidiaries are bound; or (iii) any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware.
16. To our knowledge, no holders of securities of the Company have rights to require the registration under the Act of resales of such securities.
17. The Class A Common Stock is registered under the Exchange Act.
***********************
In connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have participated in conferences with officers and other representatives of the Company and with its independent registered public accounting firm, as well as with representatives of the Underwriters and their counsel. At such conferences, the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus. On the basis of the foregoing, no facts have come to our attention that have caused us to believe (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment), at the date and time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date and as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Disclosure Package (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, and the disclosures directly relating to the price of the Shares, including underwriting discounts and fees, which are included in the Prospectus) as of the Applicable Time contained any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit D
Form of opinion of Baker & McKenzie
1. Each Significant Subsidiary that is incorporated or has been otherwise formed under the laws of a jurisdiction outside of the United States (a “Significant Foreign Subsidiary”) is validly existing as the type of entity under the laws of its jurisdiction as listed in Exhibit A, with requisite corporate power to own or lease, as the case may be, its properties, as described in Exhibit A.
2. The equity interests of each Significant Foreign Subsidiary have been fully paid in, subject to the comments or except as otherwise set forth in Exhibit A, the Registration Statement, the Disclosure Package and the Prospectus, and are owned of record by the Company either directly or indirectly through other subsidiaries.